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                                                                    Exhibit 99.2



Pegasus Communications Corporation
c/o Pegasus Communications Management Company
5 Radnor Corporte Center, Suite 454
100 Matsonford Road
Radnor, PA 19087

Ladies and Gentlemen:

      I hereby consent to the references to me becoming a Director of Pegasus Communications Corporation appearing in the Registration Statement on Form S-4 (File Number 333-44929) of Pegasus Communications Corporation.


                                                   Very truly yours,


                                                   /s/ Harry F. Hopper, III
                                                   ------------------------
                                                   Harry F. Hopper, III
                                                   Date: March 17, 1998